Exhibit 99.1
Welcome to the Warwick Valley Telephone Company Annual Meeting. Thank you for coming.
Before I start, I too would like to acknowledge Brenda Schadt. Brenda has been a pillar in this Company for over 43 years. It will be impossible to replace her. Brenda, you will be missed. Thank you for your dedication.
Also, will all of the employees in the audience please stand. I would like to acknowledge our entire staff for meeting the recent challenges. Please give them a round of applause.
PricewaterhouseCoopers, our former Independent Auditor, and Withum, Smith & Browne, our new Auditor, are here today and both will be available to answer any questions after the close of the meeting.
WVT has gone thru a great deal of change in the last 18 months. To start, we reorganized. You probably noticed when Chairman Buckbee introduced our Officer Team that when Brenda retires at the end of the year, there will only be two of us.
The whole staff, (executive, management and non management), continue to be streamlined so that we can successfully meet the challenges of the future. Also, during this process, we have kept management succession in mind.
With this first realignment, net payroll was reduced by over $467,000 (which equates to about $625,000 with associated benefits). Jobs being realigned will not be replaced. This savings will continue to be realized through the end of next year.
Also, both management and non-management pensions have been frozen, which will have a positive long-term effect on our bottom line.
WVT’s achievements in the past year and one half were made nearly invisible because of the expense and effort required to comply with the Public Company Accounting Reform and Investor Protection Act of 2002 (affectionately known as The Sarbanes-Oxley Act or SOX).
We have written a great deal about this in our filings and shareholder correspondence.
In a nutshell:
•	SOX was designed to prevent situations like the failures of Enron and WorldCom. SOX is simply overkill for small companies.

•	We had to prepare a comprehensive report assessing the Company’s internal controls over financial reporting.

Our assessment then had to be evaluated by the Company’s Independent Accountants.

•	SOX standards were designed with the practices of large corporations in mind and their economies of scale. Expenses incurred by small companies in complying with SOX are higher as a percentage of revenues than those of large companies.

•	So, good or bad, we met the challenge. We are current on all SEC filings and NASDAQ requirements.

•	And, more importantly, we once again received an unqualified opinion on our financial statements.
But there is more good news to this story.
The assessment we carried out and the changes we are making will eliminate many of our manual procedures and will make the overall administration of the Company more efficient.
Let’s look at the 2004 results:
In reviewing our financials, it is evident that our core revenue streams are decreasing and our operating expenses are way up because of SOX.

SOX related charges reflected in operating expense were approximately $2 million in 2004 and $2.2 million year to date. As we go forward, the new requirements will cause us to spend approximately $900,000 per year as compared to pre-SOX audit fees of approximately $350,000 per year.
So the real question is “Can this be reversed in 2006”?
Here’s how we intend to do that:
1.	By implementing our strategic plan, we will add new revenues through the introduction of new products and services, some of which are already in production. We will continue to be an innovative company as we have in the past.

2.	WE will continue to look for accretive acquisitions.

3.	WE will continue to reduce operating overheads by replacing our systems and continuing to reorganize.
It’s important to note that throughout this period our share price held up.
I have asked Legg Mason, our investment bankers, to prepare a three year and a one year Stock Performance chart.
Both compare WVT’s share price to a weighted capitalization index of seven peer publicly traded telecommunication companies:

CT Communications Commonwealth Telephone D&E Communications Hickory Tech North Pittsburg Systems New Ulm Telecom Sure West Communications
For the three year period, our share price was up 25.1% as compared to the index which grew 4.6%.
For the one year period, our share price grew 8.7% versus the peer index which actually decreased 15.8%.
So let’s focus on the industry, the market trends that affect us and programs that will drive Company revenues and income in 2006 and beyond.
What is happening to our industry?
WVT believes:
•	Voice, Video and Data (the Triple Play) have converged. Customers began purchasing the three services from us in 2001 when we began rolling out our Digital TV. Today customers can buy the Triple play from either WVT or cable TV. Customers can also purchase individual services from alternative providers such as wireless, satellite dish and voice-over-internet protocol companies ... like Vonage.

•	We believe that the residential market has become commoditized. This market is focused on price, not necessarily quality.

WVT has a reputation for providing outstanding customer service — both residential and business. Our customers want work done quickly and correctly. We achieve that.

•	With the relentless commoditization, of telephone services, one service neglected by the competition is — helping customers use the communications networks that we offer to achieve improved business results. It is not all about price with businesses. Businesses want help to utilize services to their advantage. They also want reliability. We will provide that.

As a result, we are putting additional focus on growing our business base. We are targeting the 5 to 15 line businesses that are prevalent in our markets by offering a suite of expanded services, such as the integrated T-1 and WVT eTalk (our Voice over Internet telephone product), web hosting and more, especially in our New Jersey markets where major development is occurring.
•	The switching and delivery systems currently in place will be upgraded by next generation and more robust technologies.

•	The last major change that we are dealing with involves the regulatory landscape, which is at a crossroads. Crucial decisions will have to be made at both the Federal and State level. Government will be changing subsidy programs and creating new rules for the new competitive environment.
Over the years, we have anticipated this by adding non-regulated or lightly regulated businesses, intentionally becoming less reliant on subsidy programs.
For this reason we do not expect to be as adversely affected. Others may be.
Looking ahead and given these changes and challenges, let me expand on our initiatives.
First of all, to drive in new revenues we have several exciting projects lined up for next year.
     1. The first is Web Hosting. This year, we upgraded our Web Hosting platform and we now offer a suite of services including server collocation, domains, e-commerce storage, and more. Customers can view, modify, and even pay for services 24/7, only dealing with a real person if they wish to.
The next step is to add more sophisticated services such as data base backup, LAN/WAN maintenance and diagnostics, and new offerings such as Customer Relationship Management capabilities. Let me explain CRM. CRM lets businesses generate online summaries for metrics such as sales performance, scheduling, account management and contract retrieval, all from a single data base. Capital requirements are minimal and the service can be offered anywhere in the country.
     2. Another service that does not require capital and will grow the Company is our sale of wireless services obtained thru Verizon and Sprint networks. A solution has evolved in the last six months and we are preparing to implement this new service by the end of the First Quarter 2006.
     3. A CLEC is a competitive local exchange carrier. It can be an existing telephone company or a start-up that enters an incumbent’s territory using their network along with the CLEC’s own network to offer competitive services.
WVT has been a CLEC since 1999 in both Orange County, NY (primarily in Middletown) and in Sussex County, NJ (primarily Vernon).
We will offer new services such as the integrated T-1 and business internet telephone, web hosting and advanced services, again primarily in the Route 94 Corridor in NJ.
     4. WiMax is a term used to describe the next generation of wireless broadband delivery. Today we have WiFi or line-of-site wireless. WiMax does not require line-of-site and can accommodate more bandwidth for services such as voice, video and data and does not require a wired infrastructure.
Because WiMax significantly reduces the need for physical plant, it will lower the barriers to entry into many of our target markets. However, it will also make it correspondingly easier for us to compete outside our traditional area.
We believe that many small to medium-size businesses need more bandwidth than provided by DSL but cannot justify the cost of a full T-1.
     5. WVT eTalk is our Voice over Internet Protocol service. It is a cost effective and feature-rich substitute for local, domestic and international calling. It increases the convenience and control customers have over their communications services and gives us the ability to offer the Quadruple Play, which others do not offer.
Our launch of residential WVT eTalk is temporarily on hold due to stringent E911 requirements placed on all new entrants to this market by the FCC. Once this regulatory obstacle has been overcome, we are ready to go.

We will soon finish the planning process for the business WVT eTAlk which does not have the same E911 problem and operates off of a different platform.
WVT eTalk can be marketed anywhere either by us or by WVT agents.
     6. Our video business unit lets us offer our triple play of services — voice, video and high-speed data within our territory. We did this before any of our competitors.
Though it is not yet profitable as a stand alone service, it drives in other lucrative incremental revenues such as DSL and Caller ID.
Our statistics show that video customers are more likely to take these incremental services than those who do not use our video service.
In addition, our churn studies prove that customers subscribing to our video service are not as likely to leave us for the competition.
In order to become more efficient and in order to add additional revenues by offering enhanced services such as Video-on-Demand and High Definition TV, we are now evaluating the next generation of video platforms. We have halted new video construction using the old technology, pending the completion of our evaluation next month.
     7. Independent Optical Network is a consortium of thirteen NYS Independent telephone companies that is putting together a fiber optic network that will facilitate the delivery of voice, video and high-speed data services throughout the more rural areas of NY State. When completed, ION will connect 52 New York cities, including Manhattan.
GO TO CHART
WVT has invested $950,000 in ION representing a 25% interest. Demand for this statewide network is driven by the need for statewide connectivity of high bandwidth applications.
In addition to providing statewide connectivity to our customers, WVT will be able to offer our video head end services to other telcos that need to get into video but cannot justify the cost of a head end. Another possibility will be the offering perhaps of back office functions to those wishing to enter the Voice over Internet Protocol market.
Our SECOND Initiative is to grow by pursing ACCRETIVE ACQUISITIONS.
WVT has an extremely strong balance sheet, a very low debt to equity ratio and an excellent credit rating. An accretive acquisition could provide revenue and operating income growth. In the last 12 months, we have analyzed four acquisition opportunities — two Internet Service Providers, one Competitive Local Exchange Provider and one Voice over Internet Protocol provider. Some were not priced right and some did not fit well into our organization. We will continue our search.
Our THIRD Initiative is to improve the Bottom line through Cost Containment.
Additional reductions in corporate overhead will occur as we outsource various functions that are currently handled in house. We have already outsourced our Payroll functions, and we are in the process of outsourcing our bill presentation and bill payment processing. There is an additional benefit. Not only does this create cost savings and operating efficiencies. It also serves to remediate issues identified during the SOX process.
As we stated in our 10-K, the Board and Management are committed to the remediation of our manual processes by replacing our core IT systems.
Three benefits will be gained.
Upgrading:
1.	will eliminate issues discovered in SOX.

2.	will reduce audit fees.

3.	will make us more efficient, allowing us to shift staff to positions where they can better serve the customer.

To replace our systems, RFPs have been issued to evaluate vendors and their offerings. The field has been narrowed to four and we are now in the demo phase of the project. The implementation of these systems is scheduled to be completed by third quarter, 2006.
Let me comment on Orange County-Poughkeepsie Limited Partnership (O-P)
The Company believes that O-P is important to its customers and its shareholders. O-P has allowed us to pay a strong dividend, while modernizing our infrastructure so that we can offer new deregulated products and services, all without excessive debt, and all aimed at strengthening the Company’s income over time. We stay in contact with O/P’s management and know of no plan that will significantly change the amount of distribution that we currently receive.
IN CLOSING
Our plans are in place, our organization is engaged and our direction is clear. We will work to protect — and expand — our market share with new and existing products and services based on our core strengths.
WVT’s strength lies in its dedicated and knowledgeable staff, its loyal customers and shareholders, and its ability to move quickly to capture and exit markets. By leveraging these strengths, WVT strives to remain an solid investment for its shareholders.
Thank you.

Corporate Reorganization Reduction of Staff Net payroll reduced by over $467,000 (or $625,000 including benefits) Management and Non- Management Pensions have been Frozen

Sarbanes-Oxley Comprehensive Assessment of Internal Controls Major Expenses Incurred Current with all SEC Filings

Highlights 11,529 5,119 1,699 2003 1,662 12,838 27,903 $0.70 $1.43 $7,730 $28,649 WVLD Lines Online DSL Customers CLEC Access Lines Digital TV Subscribers Online Dial-up Customers ILEC Access Lines Dividends per Share Earnings per Share Net Income (000's) Revenues (000's) Expenses (000's) 12,246 6,078 1,825 2004 2,304 8,843 26,587 $0.98 $1.65 $8,928 $27,678 $26,564 $25,472

Major Initiatives Drive In New Revenue Accretive Acquisitions Programs to Improve Operating Efficiency

Performance since 11/11/02: Warwick Valley 25.1% RLEC Index 4.6% Date Warwick Valley RLEC Index 11/8/2002 100 100 11/11/2002 98.445 98.72 11/11/2002 100 100 11/12/2002 100.338 99.471 11/13/2002 101.144 102.139 11/14/2002 101.547 103.297 11/15/2002 102.756 102.715 11/18/2002 97.76 101.033 11/19/2002 101.515 99.352 11/20/2002 102.353 100.985 11/21/2002 108.849 103.827 11/22/2002 107.672 104.134 11/25/2002 103.127 104.086 11/26/2002 100.822 103.786 11/27/2002 106.061 107.502 11/28/2002 106.061 107.502 11/29/2002 104.747 107.941 12/2/2002 111.219 105.863 12/3/2002 109.01 106.813 12/4/2002 111.219 105.062 12/5/2002 110.026 105.163 12/6/2002 109.977 106.201 12/9/2002 110.026 102.507 12/10/2002 110.058 104.057 12/11/2002 111.186 105.399 12/12/2002 111.552 103.694 12/13/2002 111.949 101.52 12/16/2002 111.584 103.243 12/17/2002 111.186 103.162 12/18/2002 111.965 101.943 12/19/2002 109.855 103.296 12/20/2002 110.505 104.935 12/23/2002 110.277 107.415 12/24/2002 108.995 106.838 12/25/2002 108.995 106.838 12/26/2002 107.94 107.133 12/27/2002 109.092 106.226 12/30/2002 111.641 104.233 12/31/2002 112.809 101.645 1/1/2003 112.809 101.645 1/2/2003 112.728 105.143 1/3/2003 110.196 103.709 1/6/2003 110.537 106.232 1/7/2003 111.056 105.752 1/8/2003 111.868 106.186 1/9/2003 112.745 107.367 1/10/2003 112.745 107.253 1/13/2003 114.4 106.842 1/14/2003 115.194 106.756 1/15/2003 114.254 105.735 1/16/2003 113.637 106.12 1/17/2003 113.475 103.434 1/20/2003 113.475 103.434 1/21/2003 113.897 100.476 1/22/2003 110.375 96.628 1/23/2003 106.867 96.478 1/24/2003 108.573 94.845 1/27/2003 108.411 92.709 1/28/2003 108.752 93.199 1/29/2003 108.005 93.221 1/30/2003 108.752 91.99 1/31/2003 108.752 92.478 2/3/2003 109.141 93.861 2/4/2003 111.754 94.061 2/5/2003 111.852 91.789 2/6/2003 111.795 90.781 2/7/2003 111.836 89.691 2/10/2003 114.79 89.328 2/11/2003 114.351 89.48 2/12/2003 119.708 90.148 2/13/2003 125.389 92.755 2/14/2003 115.212 93.464 2/17/2003 115.212 93.464 2/18/2003 119.091 95.688 2/19/2003 118.004 93.915 2/20/2003 120.925 92.976 2/21/2003 123.36 94.467 2/24/2003 129.025 92.391 2/25/2003 121.786 92.166 2/26/2003 120.455 91.657 2/27/2003 123.49 93.698 2/28/2003 124.172 92.416 3/3/2003 124.017 92.704 3/4/2003 124.139 92.906 3/5/2003 123.441 94.033 3/6/2003 123.961 92.917 3/7/2003 124.723 92.905 3/10/2003 119.724 91.845 3/11/2003 123.75 93.368 3/12/2003 123.409 93.544 3/13/2003 124.983 96.766 3/14/2003 123.165 97.479 3/17/2003 123.165 100.462 3/18/2003 123.75 101.427 3/19/2003 123.341 101.49 3/20/2003 124.158 102.521 3/21/2003 127.163 102.325 3/24/2003 124.142 99.971 3/25/2003 120.875 102.246 (1) Three-Year Stock Price Performance Source: FactSet Note: The RLEC Index represents a capitalization weighted index of CT Communications, Commonwealth Telephone, D&E Communications, Hector Communications, Hickory Tech, North Pittsburgh Systems, New Ulm Telecom and SureWest Communications. Historical Stock Price Performance

Performance since 11/11/04: Warwick Valley 8.7% RLEC Index -15.8% Date Warwick Valley RLEC Index 11/11/2004 100 100 11/12/2004 99.376 101.133 11/15/2004 99.871 99.681 11/16/2004 98.084 99.479 11/17/2004 101.961 100.083 11/18/2004 99.153 99.727 11/19/2004 98.039 98.891 11/22/2004 98.886 100.924 11/23/2004 99.287 100.795 11/24/2004 100.178 100.793 11/25/2004 100.178 100.793 11/26/2004 102.362 100.662 11/29/2004 102.184 100.82 11/30/2004 99.51 100.418 12/1/2004 102.268 101.723 12/2/2004 101.56 102.207 12/3/2004 100.223 101.067 12/6/2004 100 100.325 12/7/2004 101.381 97.981 12/8/2004 103.387 99.492 12/9/2004 103.115 98.654 12/10/2004 102.843 99.299 12/13/2004 100.666 99.625 12/14/2004 101.709 100.163 12/15/2004 102.253 99.431 12/16/2004 102.208 98.211 12/17/2004 104.067 98.242 12/20/2004 102.707 98.146 12/21/2004 102.933 99.399 12/22/2004 102.389 100.652 12/23/2004 103.387 100.563 12/24/2004 103.387 100.563 12/27/2004 103.024 99.242 12/28/2004 103.16 101.589 12/29/2004 102.661 100.876 12/30/2004 102.299 100.461 12/31/2004 102.162 99.845 1/3/2005 104.294 98.856 1/4/2005 103.024 98.727 1/5/2005 103.477 96.104 1/6/2005 104.022 95.655 1/7/2005 103.84 94.94 1/10/2005 104.294 95.578 1/11/2005 107.826 96.037 1/12/2005 105.382 95.347 1/13/2005 104.067 94.566 1/14/2005 105.427 94.406 1/17/2005 105.427 94.406 1/18/2005 103.795 96.583 1/19/2005 105.291 94.71 1/20/2005 103.341 93.465 1/21/2005 104.384 92.856 1/24/2005 103.205 92.291 1/25/2005 103.387 93.34 1/26/2005 103.387 93.861 1/27/2005 104.702 94.098 1/28/2005 103.659 94.232 1/31/2005 104.294 94.734 2/1/2005 106.153 95.624 2/2/2005 105.155 95.862 2/3/2005 104.43 95.864 2/4/2005 105.473 96.235 2/7/2005 104.384 96.51 2/8/2005 104.883 95.956 2/9/2005 103.931 94.104 2/10/2005 105.337 93.608 2/11/2005 104.248 95.518 2/14/2005 103.84 97.106 2/15/2005 104.112 93.087 2/16/2005 105.155 93.211 2/17/2005 106.062 92.249 2/18/2005 105.427 91.65 2/21/2005 105.427 91.65 2/22/2005 105.609 90.489 2/23/2005 103.024 90.402 2/24/2005 104.883 90.997 2/25/2005 105.019 91.75 2/28/2005 104.248 91.905 3/1/2005 103.477 92.094 3/2/2005 103.387 92.774 3/3/2005 104.248 93.061 3/4/2005 103.976 94.345 3/7/2005 104.203 93.136 3/8/2005 104.203 93.009 3/9/2005 103.523 91.548 3/10/2005 104.112 91.069 3/11/2005 103.614 90.671 3/14/2005 103.387 90.271 3/15/2005 100.711 88.889 3/16/2005 96.268 88.37 3/17/2005 97.275 88.423 3/18/2005 96.588 89.906 3/21/2005 96.13 89.852 3/22/2005 96.634 89.453 3/23/2005 95.718 88.344 3/24/2005 97.687 89.119 3/25/2005 97.687 89.119 3/28/2005 96.085 88.998 3/29/2005 97.453 87.656 (1) One-Year Stock Price Performance Source: FactSet Note: The RLEC Index represents a capitalization weighted index of CT Communications, Commonwealth Telephone, D&E Communications, Hector Communications, Hickory Tech, North Pittsburgh Systems, New Ulm Telecom and SureWest Communications. Historical Stock Price Performance

Market Trends Convergence of Voice, Video and Data Residential Customers Focus on Price Businesses focus on Reliability and Availability - Not Just Price

Regulatory Environment Federal Subsidy Program Changes Creation of New Rules at Federal and State Levels

Driving in Revenues and Other Income Web Hosting and Advanced Services Wireless (Cellular Service) CLEC - Competitive Local Exchange Carrier WiMax WVT eTalk (VOIP) WVT Digital TV ION (Independent Optical Network) Major Initiatives

Accretive Acquisitions Strong Balance Sheet Low Debt to Equity Ratio Excellent Credit Rating Major Initiatives

Cost Containment & Improvements Outsource Various Functions Remediate Manual Processes Replace Outdated I/T Systems Major Initiatives

Orange County-Poughkeepsie Limited Partnership (O/P) Allows: Payment of a Strong Dividend Modernization of Infrastructure Development of New Products and Services